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                                                                     EXHIBIT 3.2

                                                                          PAGE 1
                               STATE OF DELAWARE

                                     [LOGO]

                          OFFICE OF SECRETARY OF STATE

         I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CORRECTION OF A.H. BELO CORPORATION FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF MAY, A.D. 1987, AT 10 O'CLOCK A.M.




[SEAL]                                  /s/ MICHAEL HARKINS
                                        -----------------------------------
                                        Michael Harkins, Secretary of State

                                        AUTHENTICATION:  1235306

                                                  DATE:  05/13/1987
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                           CERTIFICATE OF CORRECTION

                      FILED TO CORRECT A CERTAIN ERROR IN
                      THE CERTIFICATE OF INCORPORATION OF
                             A.H. BELO CORPORATION
                 FILED IN THE OFFICE OF THE SECRETARY OF STATE
                          OF DELAWARE ON MARCH 2, 1987

         A.H. Belo Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

         1. That the name of the corporation as set forth in the Certificate of Incorporation referred to below is A.H. Belo Corporation.

         2. That a Certificate of Incorporation was filed with the Secretary of State of Delaware on March 2, 1987, and that such certificate requires correction as permitted by subsection (f) of Section 103 of The General Corporation Law of the State of Delaware.

         3. That the inaccuracy or defect of such certificate to be corrected is as follows:

                 A space between "A." and "H." was inadvertently left out of the corporation name in Article 1.

         4. That Section 1 of the certificate is corrected to read as follows:

                 1.       The name of the corporation is A. H. Belo
         Corporation.
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         IN WITNESS WHEREOF, A.H. Belo Corporation has caused this certificate to be signed by its officers as set forth below this 7th day of May, 1987.


                                        A.H. Belo Corporation


                                        By: /s/ JAMES P. SHEEHAN
                                        --------------------------------


                                        Title: President
                                        --------------------------------


Attest: /s/ MICHAEL J. MCCARTHY
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By: Michael J. McCarthy
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Title: Secretary
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